UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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Rockford Corporation

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ROCKFORD CORPORATION
600 South Rockford Drive
Tempe, Arizona 85281

To the Holders of
Rockford Corporation Common Stock

Re:  2007 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Rockford’s 2007 Annual Shareholders Meeting. We will hold the meeting on Wednesday, May 9, 2007, at our corporate headquarters, 600 South Rockford Drive, Tempe, Arizona, 85281. The meeting will begin promptly at 2:00 p.m., Mountain Standard Time. For those of you outside of Arizona, this is the same as Pacific Daylight time and is 5:00 p.m. Eastern Daylight Time. Please plan to arrive a few minutes before the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. During the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

/s/ WILLIAM R. JACKSON
William R. Jackson
President

NOTICE OF 2007 ANNUAL SHAREHOLDERS MEETING

April 9, 2007

To the Holders of
Rockford Corporation Common Stock

We will hold our 2007 Annual Shareholders Meeting on Wednesday, May 9, 2007. We will meet at 2:00 p.m., Mountain Standard Time, at 600 South Rockford Drive, Tempe, Arizona 85281. At the meeting we will:

•	Elect five directors;

•	Ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for 2007; and

•	Consider any other matters that properly come before the meeting.

Shareholders may vote at the meeting if they owned our common stock of record at the opening of the Nasdaq National Market on March 12, 2007. We will have at the meeting a list of the shareholders eligible to vote. We will also have the list at our principal executive office, 600 South Rockford Drive, Tempe, Arizona 85281, for ten days before the meeting. Any shareholder may examine the list for any purpose germane to the meeting.

We have enclosed our 2006 Annual Report, including financial statements, and our Proxy Statement with this notice of our annual meeting.

The Board of Directors is soliciting your proxy and requests that you sign, date and return the enclosed Proxy Card. We have provided a return envelope for that purpose, which requires no postage if mailed in the United States. We encourage you to vote.

/s/  RICHARD G. VASEK
RICHARD G. VASEK
Vice President of Finance,
Chief Financial Officer and Secretary

Please Vote — Your Vote is Important

Proxy Statement

General Information

Who May Vote	You may vote if our records show that you held shares of our common stock as of March 12, 2007. As at March 12, 2007, 9,390,720 shares were outstanding and entitled to vote. The enclosed Proxy Card shows the number of shares you may vote.

Number of Votes	You have one vote for each share, except that you may cumulate votes in the election of directors.

Because you may cumulate votes in the election of directors and we will elect five directors, you have five votes for each share in our election of directors. You may cast your votes for a single candidate or you may divide them as you choose among up to five candidates who were nominated in accordance with the procedure provided in our Bylaws.

Voting by Proxy	If you hold your shares in your own name, you may vote by signing, dating and mailing the Proxy Card in the envelope provided. If you give us a proxy without giving specific voting instructions, the Proxies will vote your shares as the Board of Directors recommends. If the meeting is adjourned, the Proxies will vote your shares on the new meeting date unless you revoke your proxy.

The Board of Directors is soliciting the enclosed proxy. We anticipate first mailing this Proxy Statement and the Proxy Card on or about April 9, 2007.

If a broker, bank or other nominee holds your shares so that they are in “street name,” you will receive instructions from them. You must follow their instructions if you want to vote your shares.

Other Matters	We are not aware of any matters that will be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the meeting, the Proxies will vote your shares using their own judgment.

Voting in Person	You may vote your shares at the meeting if you attend in person.

Revoking Your Proxy	You may revoke your proxy if you:

• Send us another signed proxy with a later date and we receive it before the Proxies vote your shares at the meeting; or

• Send us a letter revoking your proxy and we receive it before the Proxies vote your shares at the meeting; or

• Attend the Annual Meeting and vote your shares in person.

How a Quorum is Determined	If you have returned a Proxy Card or attend the meeting in person, we will count your shares to determine whether there is a quorum even if you abstain from voting.

If a broker indicates on a proxy that the broker does not have discretionary authority to vote shares on a particular matter, we will not consider the shares present and will not vote them on the matter.

Cost of this Solicitation	We will pay the cost of this proxy solicitation, including the charges of brokerage firms and others who forward material to beneficial owners of our shares. We will solicit proxies by mail and may also solicit them by personal interview, telephone, e-mail or telegraph.

Georgeson Shareholders will serve as our proxy solicitation agent, will coordinate the distribution of proxy materials and will oversee the return of Proxy Cards. We estimate the fee for these services will be $5,000.

Attending the Meeting if your shares are in “Street Name”	If your shares are held in street name you may attend the meeting, but you must vote through your broker or bank and cannot vote in person. If you are a beneficial owner of shares held by a broker or bank you will need proof of ownership to attend the meeting. We will accept a recent statement or letter from your broker or bank, showing your ownership of our shares on the record date, as proof of ownership.

Required Vote To Approve The Proposals

Election of Five Directors	The shareholders will elect the five nominees for director who are nominated under the procedures established in our Bylaws and who receive the most votes. Shareholders may cumulate votes in the election of directors, so each shareholder has five votes for each share in our election of directors. You may cast your five votes per share for a single candidate or you may divide them as you choose among up to five candidates.

Ratification of Independent Registered Public Accounting Firm	The shareholders will ratify our appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2007 if a majority of the shares voting approve the appointment.

Who To Call If You Have Questions

Director of Investor Relations	If you have questions about the meeting or voting please call (800) 366-2349 and ask for investor relations.

PROPOSAL ONE

Proposal To Elect Five Directors

Directors to be Elected	The shareholders will elect the entire Board of Directors, a total of five directors, at the meeting.

Cumulative Voting Allowed	Shareholders may cumulate votes in the election of directors, so each shareholder has five votes for each share. You may cast your five votes per share for a single candidate or you may divide them as you choose among up to five candidates.

Vote Required	The shareholders will elect the five nominees who were nominated under the procedures established in our Bylaws and who receive the most votes.

Nominees of the Board	Our Board has nominated the following individuals to serve on our Board of Directors:

Nicholas G. Bartol	Jerry E. Goldress
Timothy C. Bartol	John P. Lloyd
Ralph B. Godfrey

Each nominee is currently serving on the Board, has agreed to be named in this Proxy Statement and has agreed to serve if elected. See the section “Executive Officers and Board of Directors” for information about each of the nominees.

Each director elected will hold office until the next annual meeting or until a successor is elected and qualified. If a director resigns or otherwise is unable to complete his term of office, the Board of Directors may elect another director for the remainder of the term.

So far as we know, the listed nominees will be able to serve. If a nominee is unavailable, the Proxies will vote your shares for any Board of Directors’ proposed substitute nominee.

Recommendation	Your directors recommend that you elect the five nominees identified in this Proxy.

PROPOSAL TWO

Proposal To Ratify the Appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm

Registered Public Accounting Firm Appointed	The Audit Committee, subject to ratification by the shareholders, has appointed Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for the year ending December 31, 2007.

If the appointment is not ratified, or if Ernst & Young LLP chooses not to or is unable to serve, the Audit Committee will appoint another Independent Registered Public Accounting Firm.

Vote Required	The shareholders will ratify the appointment if a majority of the shares vote to ratify the appointment of Ernst & Young LLP.

Recommendation	Your directors recommend that you vote to ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for 2007.

Executive Officers And Board Of Directors

Our Executive Officers and Board of Directors are listed in the following table:

Name	Age	Position	Director Since

Jerry E. Goldress(1)(2)(3)(4)	76	Chairman of the Board	1998
Nicholas G. Bartol	54	Director	1985
Timothy C. Bartol(1)(2)(3)(4)	51	Director	1997
Ralph B. Godfrey(2)(3)(4)	67	Director	1999
John P. Lloyd(3)	55	Director	1988
W. Gary Suttle(1)	67	Director	1992
William R. Jackson	46	President
Brian M. Carlsness	50	Vice President of Sales
Mark W. Matson	47	Vice President of Global Operations
Jacqueline M. Mott	63	Vice President of Human Resources and Facilities
Richard G. Vasek	42	Vice President of Finance, Chief Financial Officer and Secretary

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit and Finance Committee.

(4)	Member of the Governance and Nominating Committee.

W. Gary Suttle	Until his retirement in February 2007, Mr. Suttle had served as our Chief Executive Officer since August 2006 and as our President and Chief Executive Officer since August 1992. Mr. Suttle is not a candidate for re-election to the Board and will retire from the Board at the conclusion of our 2007 Annual Meeting of Shareholders

From 1982 until 1992, Mr. Suttle was a partner in Grisanti, Galef & Goldress and was involved in consulting and management for various manufacturing and retail firms. From 1980 to 1982, Mr. Suttle was a consultant with The Boston Consulting Group. He also served as a captain in the U.S. Marine Corps where he was involved in special operations. Mr. Suttle holds a B.S. in Electrical Engineering from Auburn University, an M.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A. from The Harvard Graduate School of Business Administration.

William R. Jackson	Mr. Jackson has served as our President since August 2006. He was our Vice President of Sales and Marketing from February 2004 until his promotion in August 2006 and was Vice President of Mobile Audio from 2002 until February 2004. He has served us since 1995 in various positions, including Managing Director of Lightning Audio and regional sales manager.

Mr. Jackson has 25 years experience in the consumer electronics industry. Prior to joining Rockford, he managed a retail consumer electronics store for 13 years and operated a manufacturer’s sales representative firm for three years. Mr. Jackson holds a degree in Business Administration and Art from Coe College in Cedar Rapids, Iowa. Mr. Jackson has also completed the Harvard Business School’s Advanced Management Program.

Brian M. Carlsness	Mr. Carlsness has served as our Vice President of Sales since March, 2007. He joined Rockford in 1993 as Director of European Operations and has served in a variety of sales capacities, including National Sales Manager of Rockford Fosgate and managing Director of Rockford Home Group. Prior to joining Rockford, he was the buyer for Audio King, a publicly held audio video retailer based in Minneapolis for 7 years.

Mark W. Matson	Mr. Matson has served as our Vice President of Global Operations since joining us in January 2006. Prior to joining us, Mr. Matson was the General Manager and Chief Operations Officer for Benchmark Electronics in Redmond, Washington from 2003 through 2005. Mr. Matson was Vice President of Manufacturing at Advanced Digital Information Corporation from 1998 to 2003. Mr. Matson has more than 20 years of operations, manufacturing, outsourcing, and product planning experience. Mr. Matson holds a B.A. from California State College at Bakersfield.

Jacqueline M. Mott	Ms. Mott has served as our Vice President of Human Resources and Facilities since April 2004. Prior to that she was Vice President of Human Resources since 2000 and, before that, was our Director of Human Resources since 1995. Before joining Rockford, Ms. Mott operated her own human resources and communication consulting practice. Her other experience includes serving as Vice President of Human Resources for a financial services corporation and management positions in the retail and publishing industries.

Richard G. Vasek	Mr. Vasek has served as our Vice President of Finance, Chief Financial Officer and Secretary since joining us in November 2004. Prior to joining us, Mr. Vasek spent 13 years at Royal Appliance Mfg. Co., a consumer products company, which sells and distributes products under the Dirt Devil® and Royal® brand names. There he held a variety of positions in finance, including most recently Executive Vice President of Finance, Chief Financial Officer and Secretary. Before joining Royal, he spent four years in public accounting with Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Vasek has a B.S. degree in Business Administration, with a major in Accounting, from Bowling Green State University and an Executive MBA from Case Western University, Weatherhead School of Management.

Jerry E. Goldress	Mr. Goldress has served as our Chairman of the Board since 1998. Mr. Goldress served as an advisory director to us from 1992 until 1998. From 1981 until 2003, Mr. Goldress served as Chairman and Chief Executive Officer of Grisanti, Galef & Goldress. Mr. Goldress is also a director of Alamo Group (NYSE:ALG), a publicly held manufacturer of industrial mowing equipment. Mr. Goldress has a B.S. and M.S. in Industrial Engineering from Pennsylvania State University.

Nicholas G. Bartol	Mr. Bartol has served as a director since 1985, except for a two-year period from 1991 to 1993. Mr. Bartol has served as Chief Financial Officer of Galilee of the Nations, a music production company, since 2003. He was employed by EFW, a defense contractor, from 1985 until 1999. Mr. Bartol holds an A.B. from Brown University, an M.B.A. from Southern Methodist University and a Master of Theology from Dallas Theological Seminary. Mr. Bartol is the brother of Timothy C. Bartol.

Timothy C. Bartol	Mr. Bartol has served as a director since 1997 and served as our Chairman in 1997 and 1998. Mr. Bartol has been the principal of Bartol Consulting, a marketing and information technology consulting firm, since 2003. Mr. Bartol was employed from 1994 until 2003 by Phillips Information Resources, serving in multiple positions including Director of Application Development and Chief Technology Officer. Mr. Bartol holds a B.A. from Stanford University, and an M.B.A. and M.S./M.I.S. from Boston University. Mr. Bartol is the brother of Nicholas G. Bartol.

Ralph B. Godfrey	Mr. Godfrey has served as a director since 1999. Mr. Godfrey was employed by 3Com Corporation, a publicly held manufacturer of computer networking products, from 1990 until he retired in 2000. He held various positions at 3Com, including Senior Vice President of Americas Sales and Senior Vice President of E-Business. Mr. Godfrey also serves as a director of Extended Systems, Inc. (NASDAQ:XTND), a publicly held provider of mobile applications software and services. Mr. Godfrey holds a B.S.E.E. and an M.S. in Electrical Engineering from Auburn University.

John P. Lloyd	Mr. Lloyd has served as a director since 1988. Mr. Lloyd has worked since 1994 as a Managing Director in the Investment Management Group of Aetna. Mr. Lloyd is a Chartered Financial Analyst and has a B.S. in Finance from Villanova University and an M.B.A. in Investments from Drexel University.

About The Board And Its Committees

Board Meetings	In 2006, our Board held a total of six meetings. Each Director attended all of our Board meetings. Each Director also attended all of the meetings of each committee of which he was a member.

We do not require that directors attend the Annual Meeting of Shareholders. Mr. Goldress and Mr. Suttle attended our 2006 annual meeting.

Shareholder Communications with the Board of Directors	We do not have a formal process for security holders to send communications to the Board because, as a small company, we have not had such a volume of communications as to require a formal process. Shareholders who wish to communicate with our Board or with an individual director may contact investor relations and we will communicate the substance of the communication to the Board or director in a timely manner.

Board Committees	Executive Committee: The Executive Committee meets periodically to advise upon and approve business matters that arise between Board meetings. The Executive Committee did not meet during 2006. The current members of the Executive Committee are Messrs. Goldress (Chair), T. Bartol and Suttle.

Governance and Nominating Committee: The Governance and Nominating Committee oversees all matters of corporate governance, including recommending officers and directors to the Board of Directors. The Board has adopted a written charter for the Governance and Nominating Committee. The Governance and Nominating Committee was combined with the Compensation Committee through 2003 but was separated at the Board’s January 2004 meeting. It did not have a formal meeting during 2006. The current members of the Governance and Nominating Committee are Messrs. T. Bartol (Chair), Godfrey and Goldress. All are independent directors.

The Governance and Nominating Committee will consider nominees recommended by our shareholders. If you wish to make a recommendation please send it to investor relations at our executive offices. We must receive nominations no later than December 7, 2007, to consider nominees for election at our annual meeting in 2008.

Compensation Committee: The Compensation Committee reviews and approves the amounts and types of compensation paid to senior management, and administers our equity-based compensation plans. The Board has adopted a written charter for the Compensation Committee. The Compensation Committee was combined with the Governance and Nominating Committee through 2003, but was separated at the Board’s January 2004 meeting. It met five times in 2006. The current members of the Compensation Committee are Messrs. T. Bartol (Chair), Godfrey and Goldress. All are independent directors.

Audit and Finance Committee: The Audit and Finance Committee reviews our accounting controls and financial reporting processes. It is responsible for retaining our outside auditors. The Board of Directors has adopted a written charter for the Audit and Finance Committee. The Audit and Finance Committee met four times during 2006.

The current members of the Audit and Finance Committee are Messrs. Lloyd (Chair), Goldress, Godfrey and T. Bartol. Our board of directors has determined that Mr. Lloyd qualifies as an “audit committee financial expert” and is independent, as those terms are defined in the SEC’s rules. The members of our Audit and Finance Committee are independent as defined in Rule 4200(a)(15) of the Nasdaq National Market’s listing standards. We believe each of them satisfies the requirements for financial literacy established in Rule 4230 of the Nasdaq National Market’s listing standards, and we believe that Mr. Lloyd has the requisite financial expertise required by those standards.

The written charters for each of the Governance and Nominating, Compensation, and Audit and Finance Committees are available at our corporate website, www.rockfordcorp.com.

Director Independence

The Board’s principal role is to oversee the management of Rockford’s business with the best interests of the shareholders in mind. To best accomplish this role, the Board believes that the majority of directors should be “independent.” Upon Mr. Suttle’s retirement, all of Rockford’s current directors will be independent.

A director is considered independent only if the Board determines that the director does not have any direct or indirect material relationship with Rockford that may impair, or appear to impair, the director’s ability to make independent decisions. To make this determination, the Board applies the definition of “independent director” in Rule 4200(a)(15) of the Nasdaq National Market’s listing standards, applicable laws and regulations, and its judgment about each director’s independence. The Board has determined that each director other than Mr. Suttle is independent as of the date of this Proxy Statement.

At each regularly scheduled board meeting, the independent directors ordinarily hold an executive session at which only the independent directors and our counsel are present.

Audit and Finance Committee Report and Actions

The following is the 2006 report of the Audit and Finance Committee.

We focus our audit functions on three areas:

• The adequacy of our internal controls and financial reporting process and the reliability of our financial statements;

• The independence and performance of our independent auditors; and

• Our compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of our internal controls and financial reporting. We discuss these matters with our independent auditors and with appropriate financial personnel on Rockford’s staff. We regularly meet privately with our Independent Registered Public Accounting Firm, who have unrestricted access to the Committee.

The Audit Committee is responsible for the appointment of Rockford’s Independent Registered Public Accounting Firm, for establishing their compensation and for approving any non-audit services they provide. We also review periodically the auditors’ performance and independence from Rockford and its management. In addition, we review Rockford’s financing plans and make recommendations to the full Board of Directors for approval and to authorize action.

The Board of Directors has adopted a written charter setting out the audit related functions the Committee is to perform.

Management has primary responsibility for Rockford’s financial statements and the overall reporting process, including Rockford’s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements prepared by management, expresses its opinion as to whether those financial statements fairly present Rockford’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S. and discusses with us any issues they believe should be raised with us.

For the year ended December 31, 2006, we reviewed Rockford’s audited financial statements and met with both management and Ernst & Young LLP, Rockford’s Independent Registered Public Accounting Firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

We have received from and discussed with Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures relate to that firm’s independence from Rockford. We also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in Rockford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit and Finance Committee: John P. Lloyd
Timothy C. Bartol
Jerry E. Goldress
Ralph B. Godfrey

Director Compensation

We compensate our non-executive Directors by paying them a retainer of $2,500 per quarter and $1,250 per Board meeting attended, $1,000 per Committee meeting attended and $2,000 per Audit Committee meeting attended. In addition to compensation, we reimburse Directors for their reasonable travel expenses incurred in attending Board and Committee meetings.

We have also customarily granted to our non-executive Directors options under our Stock Option Plans.

The following table summarizes the cash and equity compensation we paid to non-employee directors for the year ended December 31, 2006:

Director Compensation — 2006

	Fees Earned or Paid	Option	All Other
Name	in Cash	Awards(1)	Compensation(2)	Total

Nicholas G. Bartol	$16,750	$7,533	$—	$24,283
Timothy C. Bartol	29,750	7,533	—	37,283
Ralph B. Godfrey	29,750	15,409	8,500	53,659
Jerry E. Goldress	29,750	15,409	—	45,159
John P. Lloyd	26,750	12,149	—	38,899

(1)	The amounts included in the “Option Awards” column represent the compensation cost recognized by Rockford in 2006 related to stock option grants in 2004, 2005 and 2006 to directors, computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”). For a discussion of valuation assumptions, see Note 8, Common Stock Grants and Options, in Rockford’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Represents fees for consulting services performed by Mr. Godfrey in 2006.

The following table shows the aggregate number of stock options outstanding for each director as of December 31, 2006 as well as the grant date fair value of option grants made during 2006:

	Aggregate	Grant Date Fair
	Stock Options	Value of Restricted
	Outstanding as of	Stock and Stock
	December 31,	Options
Name	2006	Made During 2006(1)

Nicholas G. Bartol	33,000	11,150
Timothy C. Bartol	33,000	11,150
Ralph B. Godfrey	127,500	11,150
Jerry E. Goldress	69,500	11,150
John P. Lloyd	110,500	11,150

(1)	The option award expense reflects the grant to each director other than Mr. Suttle of stock options for 10,000 shares on December 13, 2006 at an exercise price of $2.31 per share, with options vesting immediately for Mr. Goldress and Mr. Godfrey because they are more than 65 years old.

Compensation Discussion and Analysis

Overview of Compensation Program	The members of our Compensation Committee are three independent directors, Mr. Goldress, Mr. T. Bartol, and Mr. Godfrey. The Compensation Committee

• develops and monitors compensation arrangements for Rockford’s executive officers,

• administers Rockford’s stock option plans and other compensation plans, and

• performs other activities and functions the Board assigns related to executive compensation.

The Compensation Committee developed and evaluated performance criteria for the Chief Executive Officer (the “CEO”) for 2006. The CEO developed and monitored performance criteria for the other executive officers for 2006 in consultation with the Compensation Committee. As noted below, because of Rockford’s failure to achieve its financial objectives during 2006, the Compensation Committee did not authorize the payment of any bonuses to the officers for 2006 other than a special bonus of $5,000 to Mr. Matson.

Compensation Philosophy and Objectives	The Compensation Committee believes that compensation of Rockford’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. The Compensation Committee seeks to align the interests of Rockford’s stockholders and management by establishing compensation plans that are consistent with Rockford’s annual and long-term corporate strategic and financial objectives.

In order to attract and retain qualified personnel, Rockford intends to offer a total compensation package competitive with other companies in the consumer electronics industry, taking into account relative size, performance and geographic location as well as individual responsibilities and performance.

The components of executive officer compensation at Rockford include base salary, bonus and stock options. Each of these components is discussed separately below. Rockford has a 401(k) plan and health care plan available to officers on the same basis as other employees, but does not have a defined benefit or other pension plan and has not established any other deferred compensation plans.

Rockford generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. Rockford does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2007 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary	The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO. Based upon its review, the Compensation Committee approves salaries for the executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information supplied by Rockford’s human resources group, including base salaries and other incentive compensation paid to executive officers of competitive or comparable companies.

Executive Officer Bonuses	The Compensation Committee has made a significant portion of executive officer compensation contingent upon Rockford’s performance and each individual’s contribution to Rockford’s success. Rockford did not achieve its financial objectives during 2006 and, therefore, the Compensation Committee did not authorize payment of bonuses for 2006 with the exception of a special bonus of $5,000 paid to Mr. Matson for achieving certain goals related to Rockford’s outsourcing activities. For 2007, the Compensation Committee hopes to authorize substantial bonuses for the executive officers but has informed the officers that it intends to do so only if Rockford has net income for 2007 with the possible exception of limited bonuses relating to achievement of specific business goals that the committee concludes are crucial to Rockford’s business.

Stock Option Grants	The Compensation Committee administers Rockford’s stock option plans for executive officers, employees, and outside directors. Under the plans the Compensation Committee grants options to purchase Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Rockford’s management and growth, gives them an opportunity to own Rockford stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

The Committee approves grants made to the CEO and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Rockford’s performance, the executive officer’s role and responsibilities at Rockford, the executive officer’s base salary, and comparisons with comparable awards to and target equity participation for individuals at competitive or comparable companies.

Chief Executive Officer Compensation	The Compensation Committee determines the compensation (including bonus and option grants, if any) of the CEO using the same criteria as for the other executive officers.

Compensation Committee Report

Rockford’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Timothy Bartol
                     (Chairman)
                     Ralph B. Godfrey
                     Jerry E. Goldress

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are named above. We did not employ any member of the Compensation Committee during fiscal year 2006. We retained Ralph B. Godfrey to provide consulting services related to product development activities for which he was paid a total of $8,500.

No Rockford director (and no family member of any director) served during fiscal year 2006 as an executive officer of any entity whose Compensation Committee (or other comparable Committee, or the Board of Directors, as appropriate) included a Rockford executive officer. There are no “interlocks” as defined by the Securities and Exchange Commission.

Executive Compensation

Rockford has never had written employment agreements with its executive officers, except that Rockford had a written employment agreement with Mr. Suttle, and has entered into Non-Compete and Change in Control Agreements with each of its Named Executive Officers. The Change in Control Agreements are described below in the subsection “Potential Payments Upon Termination or Change of Control.”

Summary Compensation Table 2006

The following table provides information regarding the compensation of our Chief Executive Officer, Chief Financial Officer and other three most highly compensated executive officers in 2006. These are the “Named Executive Officers”:

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards(1)	Compensation	Earnings	Compensation(2)	Total

W. Gary Suttle	2006	$520,000	$—	$—	$40,549	$—	$—	$8,800	$569,349
Chief Executive Officer(3)
Richard G. Vasek	2006	295,000	—	—	42,363	—	—	8,800	346,163
Vice President of Finance and Chief Financial Officer
William R. Jackson	2006	314,000	—	—	66,992	—	—	8,800	389,792
President
Mark W. Matson	2006	200,000	5,000	—	45,461	—	—	3,249	248,710
Vice President of Operations(4)
Jacqueline M. Mott	2006	195,000	—	—	32,424	—	—	7,800	235,224
Vice President of
Human Resources
and Facilities

(1)	The amounts shown for option awards relate to shares granted under our stock option plans. These amounts are equal to the dollar amounts recognized in 2006 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123(R). The assumptions used in determining the amounts in this column are set forth in note 8 to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the year ended December 31, 2006. For information regarding the number of shares subject to 2006 awards, other features of those awards and the grant date fair value of the awards, see the Grants of Plan-Based Awards Table.

(2)	Included in All Other Compensation are our contributions under our 401(k) defined contribution plan. The amount in this column for Mr. Matson represents tax gross-up payments related to reimbursement of expenses arising from his relocation to Arizona.

(3)	Mr. Suttle resigned his position as Chief Executive Officer in February 2007.

(4)	Mr. Matson joined Rockford in January of 2006.

Grants of Plan Based Awards During 2006

			All Other Stock
			Option Awards:
			Number of	All Other Awards:		Grant Date
			Shares of	Number of Securities	Exercise or Base	Fair Value
	Grant	Approval	Stock or	Underlying	Price of Option	of Option
Name	Date	Date	Units #(1)	Options #	Awards $/Sh (2)	Awards(3)

W. Gary Suttle	12/13/2006	12/13/2006	—	30,000	$2.31	$33,449
Richard G. Vasek	12/13/2006	12/13/2006	—	30,000	2.31	33,449
William R. Jackson	08/15/2006	7/26/2006	—	50,000	3.47	82,074
	12/13/2006	12/13/2006	—	30,000	2.31	33,449
Mark W. Matson	01/24/2006	12/21/2005	—	50,000	3.47	79,881
	12/13/2006	12/13/2006	—	30,000	2.31	33,449
Jacque M. Mott	12/13/2006	12/13/2006	—	30,000	2.31	33,449

(1)	The options vest 25% immediately and 25% on each anniversary of the grant date with full vesting occurring on the third anniversary date, assuming the executive officer remains employed by Rockford, except for the options granted to Mr. Suttle from the Rockford Corporation 2005 Stock Option Plan which are 100% vested because he was more than 65 years old on the grant date. The Options expire in ten years from the date of grant, subject to earlier termination upon certain events related to termination of employment.

(2)	The exercise price for all options is the fair market value on the date of grant. The Company’s long-standing practice, followed in making 2006 grants, is to define fair market value as the closing price of the Company’s stock on the Nasdaq National Market on the relevant date.

(3)	See Note 8 in the Notes to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the valuation of option awards. The exercise price of the stock option awards is equal to the grant date closing price.

Outstanding Equity Awards at December 31, 2006

	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options Exercisable #	Options Unexercisable #	Price $/Sh(1)	Date

W. Gary Suttle	86,000	—	$7.67	12/31/2009
	45,014	—	6.69	03/22/2011
	32,800	—	6.61	12/04/2011
	42,000	—	5.70	01/28/2013
	39,000	—	6.61	01/22/2014
	25,000	—	2.15	11/28/2014
	50,000	—	2.90	12/01/2015
	30,000	—	2.31	12/12/2016
Richard G. Vasek	45,000	15,000	2.15	11/28/2014
	25,000	25,000	2.90	12/01/2015
	7,500	22,500	2.31	12/12/2016
William R. Jackson	17,000	—	4.19	12/21/2007
	3,000	—	6.68	03/22/2011
	3,000	—	6.61	12/04/2011
	10,000	—	5.70	01/28/2013
	10,500	—	6.61	01/22/2014
	37,500	12,500	2.15	11/28/2014
	25,000	25,000	2.90	12/01/2015
	12,500	37,500	3.47	08/15/2016
	7,500	22,500	2.31	12/12/2016
Mark W. Matson	25,000	25,000	3.47	01/24/2016
	7,500	22,500	2.31	12/12/2016
Jacqueline M. Mott	2,150	—	3.45	06/29/2007
	10,750	—	4.19	12/21/2007
	12,000	—	6.68	03/22/2011
	10,000	—	6.61	12/04/2011
	10,000	—	5.70	01/28/2013
	10,000	—	6.61	01/22/2014
	18,750	6,250	2.15	11/28/2014
	25,000	25,000	2.90	12/01/2015
	7,500	22,500	2.31	12/12/2016

(1)	See Note 8 in the Notes to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the Year Ended December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards. The exercise price of the stock option awards is equal to the closing price on the grant date.

Option Exercises and Stock Vested During 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

W. Gary Suttle	—	$—	—	$—
Richard G. Vasek	—	—	—	—
William R. Jackson	—	—	—	—
Mark W. Matson	—	—	—	—
Jacqueline M. Mott	—	—	—	—

Pension Benefits and Non-Qualified Deferred Compensation

The tables “Pension Benefits” and “Non-Qualified Deferred Compensation” are not included in this Proxy Statement because Rockford has not paid compensation, and does not have any compensation plans, in either of these categories.

Potential Payments Upon Termination or Change of Control

In connection with Mr. Suttle’s February 2007 retirement from his position as CEO of Rockford, the Board of Directors authorized Rockford to enter into a Retirement and Salary Continuation Agreement. Under the Agreement, which terminated Mr. Suttle’s employment agreement, Mr. Suttle will receive the following compensation and benefits:

•	Salary continuation, at his final rate of $520,000 per year, for the period from his retirement through February 28, 2009, subject to earlier termination if Mr. Suttle accepts employment for a direct competitor or major supplier of Rockford. Rockford expects to make these payments as part of its normal payroll payments over the period through February 28, 2009;

•	Payment of accrued vacation as of his retirement. This payment of $60,000 was made on March 9, 2007;

•	Continued participation in Rockford’s health care benefits plan through the period when his salary is continued;

•	Immediate vesting of outstanding unvested options (options for 6,250 shares were vested early as a result of this provision);

•	Continued ability to exercise his stock options through the salary continuation period (subject to expiration of any grants in accordance with their terms);

•	Continued right to contribute to Rockford’s 401(k) plan during the salary continuation period;

•	Right to retain the notebook computer and accessories Mr. Suttle had been using in connection with his employment. The book value of this equipment was approximately $2,000.

Mr. Suttle’s participation in Rockford’s short-term and long-term disability plans was terminated by the agreement. Mr. Suttle agreed to continue not to disclose for an indefinite period all confidential information about Rockford known to him. Each party agreed not to disparage the other to any third party. The parties provided mutual releases as part of the Agreement. The outstanding options are set forth above in the table “Outstanding Equity Awards at December 31, 2006.”

Rockford estimates that the total payments and benefits to Mr. Suttle under the Agreement will be approximately $1.1 million in cash and direct benefit payments plus any value Mr. Suttle may receive as a result of exercise of his options.

We have entered into a Non-Compete and Change in Control Agreement with each of our Named Executive Officers other than Mr. Suttle.

The agreements provide severance benefits to the Named Executive Officer if the Officer is

•	employed on the date of a Change of Control; and

•	within one year after the Change of Control either (a) Rockford terminates the Officer’s employment without a Business Reason or (b) the Officer resigns from employment with Good Reason.

A Change of Control means any merger, consolidation, sale of assets or other similar transaction or series of transactions involving Rockford, but excluding a transaction if (a) Rockford’s shareholders immediately before the transaction continue to own a majority of the combined voting power of the surviving entity or (b) Rockford directors immediately before the transaction constitute a majority of the directors for not less than one year after the transaction.

A Business Reason for the Officer’s termination exists if listed events occur involving Officer’s dishonesty, criminal conduct, willful or gross misconduct, or breach of duties as a member of management. Good Reason exists for Officer’s resignation if Rockford reduces Officer’s responsibilities, requires relocation, or reduces salary and bonus potential in any year by more than 10% compared to the prior 3 years, other than as part of a consistent reduction of salaries across the senior management group for strategic or business reasons.

If the benefits are triggered, the Officer will receive severance benefits as follows:

•	Payment of the larger of (a) the Officer’s annual base salary and bonus as of the date of the Change of Control or (b) the Officer’s annual salary and bonus as of the date of a termination times a multiple stated in each agreement. The multiples for each of the Named Executive Officers is two.

•	Payment of accrued vacation through the termination date;

•	The right to exercise all stock options granted to the Officer that are vested as of the termination date;

•	The right to continue to be treated as an employee, and have options continue to vest, during the period Rockford continues to pay Officer’s base salary; and

•	Continuation of Officer’s health insurance coverage under COBRA, for the longer of 18 months or the period required by COBRA, with Rockford reimbursing Officer for the costs of these benefits.

With respect to the salary continuation benefit, the Officer may elect to receive the payment in a lump sum 30 days after the Officer elects such payment or the Officer may receive the payments in accordance with Rockford’s regular payroll practices.

In return for the benefits, the Officer assumes the following obligations:

•	The Officer agrees during the term of employment (including any salary continuation period) and for one year thereafter (a) not to compete with Rockford, (b) not to induce any employee to leave Rockford, (c) not to induce any customer, supplier, licensee, or other business relation to cease doing business with Rockford, and (d) not to interfere with the relationship between Rockford and any customer, supplier, licensee, or other business relation;

•	Not to disclose, use, or copy any of Rockord’s confidential information; and

•	To return Rockford’s documents upon termination of employment or Rockford’s request.

Rockford’s board may terminate the Agreement at any time before a Change of Control.

If there had been a Change of Control and termination triggering benefits under the Agreements as of December 31, 2006, Rockford estimates that the amounts payable to each of the Named Executive officers would have been as follows:

•	Mr. Jackson: $700,000 salary continuation, $27,000 accrued vacation, $11,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2006;”

•	Mr. Vasek: $590,000 salary continuation, $15,000 accrued vacation, $20,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2006;”

•	Mr. Matson: $470,000 salary continuation, $17,000 accrued vacation, $20,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2006;”

•	Ms. Mott: $390,000 salary continuation, $14,000 accrued vacation, $6,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2006;”

Related-Party Transactions

We did not have any related party transactions reportable in this proxy statement.

SHAREHOLDINGS OF OFFICERS AND DIRECTORS

The following table lists the share ownership as of March 12, 2007, for our directors, each of our Named Executive Officers at the end of 2006, and for all of our directors and executive officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

			Percent of
Name and Address of Beneficial Owner	Shares Beneficially Owned		Common Stock

Jerry E. Goldress	171,840	(1)(2)	1.8%
Nicholas G. Bartol	685,890	(1)(3)	7.3%
Timothy C. Bartol	2,888,403	(1)(4)	30.7%
Ralph B. Godfrey	163,750	(1)	1.7%
John P. Lloyd	102,350	(1)	1.1%
W. Gary Suttle	737,325	(1)	7.6%
William R. Jackson	128,803	(1)	1.4%
Jacqueline M. Mott	111,418	(1)	1.2%
Richard G. Vasek	77,500	(1)	*
Mark W. Matson	32,500	(1)	*
All Executive Officers and Directors as a Group (11 persons)	4,485,104	(5)	43.0%

*	Less Than 1%

(1)	Includes shares which can be acquired by the exercise of stock options on or prior to sixty days following March 12, 2007 as follows:

Mr. Suttle — 349,814; Mr. Goldress — 65,750; Mr. N. Bartol — 19,875; Mr. T. Bartol — 19,875; Mr. Godfrey — 123,750; Mr. Lloyd — 91,750; Mr. Jackson — 126,000; Ms. Mott — 106,150; Mr. Vasek — 77,500; and Mr. Matson — 32,500.

(2)	Includes 97,900 shares held by Grisanti Galef and Goldress, Inc., that Mr. Goldress beneficially owns.

(3)	Includes 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; and 4,095 shares held by Mr. Bartol’s wife.

(4)	Includes 2,205,789 shares held by Monument Investors Limited Partnership, for which Mr. Bartol serves as general partner; 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; and 8,600 shares held by Mr. Bartol’s wife.

(5)	Includes 1,032,564 shares which can be acquired by the exercise of stock options on or prior to sixty days following March 12, 2007.

SECURITY OWNERSHIP OF 5% OR GREATER BENEFICIAL OWNERS

The following table lists each person or entity who, pursuant to SEC rules, had beneficial ownership of 5% or more of our common shares on March 12, 2007 based upon information furnished to us:

	Shares and Nature of		Percent of
Name and Address of Beneficial Owners	Beneficial Ownership		Total Shares

Timothy C. Bartol	2,888,403	(1)	30.7%
600 South Rockford Drive
Tempe, Arizona 85281
Monument Investors Limited Partnership	2,205,789	(2)	23.5%
600 South Rockford Drive
Tempe, Arizona 85281
Daeg Capital Management, LLC	1,108,347	(3)	11.8%
100 Park Avenue
New York NY 10017
Austin W. Marxe & David M. Greenhouse	779,800	(4)	7.7%
527 Madison Avenue, Suite 2600
New York, New York 10022
Dimensional Fund Advisors, Inc.	735,732	(5)	7.8%
1299 Ocean Avenue 11th Floor
Santa Monica, CA 90401-1005
Pequot Capital Management	708,670	(6)	7.55%
500 Nyala Farm Road
Westport, CT, 06880
W. Gary Suttle	737,325	(7)	7.6%
600 South Rockford Drive
Tempe, Arizona 85281
Nicholas G. Bartol	685,890	(8)	7.3%
600 South Rockford Drive
Tempe, Arizona 85281
SKIRITAI Capital LLC	679,050	(9)	7.2%
601 Montgomery Street Suite 1112
San Francisco, CA 94111-2614
Citigroup, Inc.	623,838	(10)	6.2%
399 Park Avenue
New York, NY 10043
Boulder Investors Limited Partnership	602,493	(11)	6.4%
600 South Rockford Drive
Tempe, Arizona 85281
Franklin Advisers, Inc.	575,000	(12)	6.1%
1 Franklin Parkway
San Mateo, CA 94403-1906

(1)	Includes 2,205,789 shares held by Monument Investors Limited Partnership, for which Mr. Bartol serves as general partner; 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; 8,600 shares held by Mr. Bartol’s wife; and 19,875 shares underlying vested options granted under the Company’s stock option plans. Mr. Bartol disclaims beneficial ownership of the shares held by his wife. Mr. Bartol’s address is c/o Rockford Corporation, 600 South Rockford Drive, Tempe, Arizona 85281.

(2)	Monument Investors Limited Partnership is owned by Mr. T. Bartol (general partner) and Mr. N. Bartol, Ms. P. Carrio and Ms. A. Butterfield (limited partners) the four natural children of John and Caroline Bartol.

(3)	Based on Schedule 13G/A dated February 14, 2007, and filed with the Securities and Exchange Commission.

(4)	Based on Schedule 13G/A dated February 13, 2006 and filed with the Securities and Exchange Commission. All reported shares are shares into which Marxe and Greenhouse, or their affiliates, may convert Rockford’s 4.5% Convertible Notes or shares issuable upon exercise of warrants to purchase Rockford’s common stock. Based on the Schedule 13(G), Marxe and Greenhouse are:

(a)	the controlling principals of AWM Investment Company, Inc. the (i) general partner of and investment adviser to Special Situations Cayman Fund, L.P., and (ii) the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and Special Situations Fund III QP, L.P.; and

(b)	members of MG Advisers L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P.

(5)	Based on Schedule 13G/A dated February 1, 2007, and filed with the Securities and Exchange Commission.

(6)	Based on schedule 13G dated February 14, 2007, and filed with the Securities and Exchange Commission.

(7)	Includes 349,814 shares underlying vested options granted under our stock option plans.

(8)	Includes 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; 4,095 shares held by Mr. Bartol’s wife; and 19,875 shares underlying vested options granted under our stock option plans. Mr. Bartol disclaims beneficial ownership of the shares held by his wife.

(9)	Based on schedule 13G/A dated February 7, 2007 and filed with the Securities and Exchange Commission.

(10)	Based on schedule 13(G) dated February 5, 2007 and filed with the Securities and Exchange Commission. All reported shares are shares into which Citigroup or affiliates may convert Rockford’s 4.5% Convertible Notes or shares issuable upon exercise of warrants to purchase Rockford’s common stock.

(11)	Boulder Investors Limited Partnership is owned by Mr. T. Bartol and Mr. N. Bartol (general partners) and Ms. P. Carrio and Ms. A. Butterfield (limited partners), the four natural children of John and Caroline Bartol.

(12)	Based on schedule 13(G) dated February 11, 2005, and filed with the Securities and Exchange Commission.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires

•	our executive officers;

•	our directors; and

•	persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers. These reporting persons must furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 and amendments to these forms, we believe that all reporting persons complied with all filing requirements on a timely basis during 2006 except for the following late reports:

•	We failed to advise Mr. Matson of his Section 16 obligations when he became an officer on January 24, 2006, due to an oversight in our compliance process. Mr. Matson had not previously served in a Section 16 position and our oversight was a result of turnover in the staff that had been responsible for Section 16 training. We identified this failure in connection with our initial preparations for our Annual Report and Mr. Matson made late filings of his initial Form 3 and of one Form 4 on March 5, 2007. The items reported on these forms were the stock option grants noted above in the table “Grants of Plan Based Awards During 2006.”

•	We also failed to assist our directors and officers in filing their Forms 4 with respect to the stock options granted to them on December 13, 2006. This failure was also a result of turnover in our staff responsible for Section 16 compliance, which led to a failure to communicate the details of the grants to our outside counsel who has historically handled filing of Forms 4 for our officers. We also identified this failure in connection with our initial preparations for our Annual Report and the individuals affected made late filings of their Form 4’s on February 27, 2007. The directors and officers affected included Mr. Goldress, Mr. T. Bartol,, Mr. N. Bartol, Mr. Godfrey, Mr. Lloyd, Mr. Suttle, Mr. Jackson, Mr. Vasek, Ms. Mott, and our former Vice President of Sales, Mr. Chass. The only transactions affected by this failure were the stock option grants we made on December 13, 2006.

•	In connection with our final preparations to file this proxy statement we also discovered 3 items involving discrepancies in Forms 3 and 4 reporting for periods before 2006. Those items with discrepancies are as follows:

(a)	Mr. Jackson reported on his Form 3 filed on August 12, 2002, the ownership of options expiring February 17, 2007 for 12,900 shares, expiring June 30, 2007 for 2,150 shares, and expiring December 22, 2007, for 3,000 shares. Mr. Jackson had exercised these options, and then re-sold the shares purchased, on June 12, 2001. This was more than a year before he was promoted to an officer’s position and became a Section 16 reporting person. Based on our review of the error, we believe this error occurred because the person assisting with the Form 3 filing used a report that still showed the options as outstanding and did not realize that Mr. Jackson had exercised the options. Mr. Jackson overlooked the error when he reviewed the form. Mr. Jackson has filed an amended Form 3 correcting this error;

(b)	Mr. Lloyd exercised on July 24, 2000, his options expiring December 21, 2005 for 8,600 shares, reported as owned in his Form 3 filed on April 20, 2000. He did not timely file a Form 4 regarding this exercise. This was shortly after we became public and the person responsible for administering the option did not realize that a filing was needed. Mr. Lloyd still owns the shares purchased as a result of this exercise. Mr. Lloyd has now filed a late Form 4 regarding the exercise: and

(c)	Ms. Mott exercised on December 12, 2005 options expiring December 21, 2005 for 481 shares. She did not timely file a Form 4 regarding this exercise. Ms. Mott had exercised options from the same option grant earlier in December 2005 and timely filed a Form 4 for the earlier exercises. We believe the final 481 share exercise was inadvertently omitted from her filing because it was delayed for a few days after the other exercises. Ms. Mott still owns the 481 shares purchased as a result of this exercise. Ms. Mott has now filed a late Form 4 regarding the exercise.

We have reviewed these failures and provided additional reminders to our staff responsible for stock option grant administration. We expect the corrections we have made will assure that our directors and officers make all of their Form 3 and 4 filings on a timely basis going forward.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as our Independent Registered Public Accounting Firm for fiscal years 2005 and 2006. The Audit and Finance Committee, subject to ratification of the shareholders, has selected Ernst & Young LLP to serve as our Independent Registered Public Accounting Firm for fiscal year 2007. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to questions.

Principal Accounting Fees and Services

During 2005 and 2006 we paid our Independent Registered Public Accounting Firm, Ernst & Young LLP, the following fees for services they provided to us:

		% of		% of
	2005	Total	2006	Total

Audit Fees	$397,000	76.6%	$390,000	86.7%
Audit Related Fees	—	—	8,700	1.9
Tax Fees	135,000	25.4	51,200	11.4
All Other Fees	—	—	—	—
Financial System Design and Implementation Fees	—	—	—	—

Total Fees	$532,000	100.0%	$449,900	100.0%

Audit related fees consist primarily of work related to the implementation of SFAS 123R and the filing of Form S-8 for Rockford’s 2005 Stock Option Plan.

The Audit and Finance Committee has reviewed and approved all of the services Ernst & Young LLP provided to Rockford during 2005 and 2006 and believes that the audit related fees and other fees which it has been paid did not impinge on the Registered Public Accounting Firm’s independence. The Audit and Finance Committee’s policy is to review and pre-approve all services to be provided by Rockford’s Independent Registered Public Accounting Firm. After pre-approval of a category of services and budget for that category, the Chair of the Committee may authorize specific projects that are within the Committee’s more general pre-approval of services

Our Next Annual Meeting and Proposals By Shareholders

We expect our 2008 annual meeting will take place on or about May 8, 2008. As a shareholder you may seek to:

•	nominate directors; or

•	have proposals presented in our Proxy Statement and considered at our annual meeting.

Your nomination or proposal must comply with Arizona law and, for the 2008 annual meeting, we must receive it no later than December 7, 2007. You should direct any proposals and related questions to investor relations at (800) 366-2349.

Annual Report

Our Annual Report with audited financial statements for the year ended December 31, 2006, accompanies and is incorporated by reference in this Notice and Proxy Statement. We expect to mail it to all shareholders of record on or about April 6, 2007. Any exhibit to the Annual Report will be furnished to any requesting person who makes a good faith representation that he or she was a beneficial owner of our Common Stock on March 12, 2007.

By order of the Board of Directors.

/s/ Richard G. Vasek
Richard G. Vasek
Vice President, Chief Financial Officer
and Secretary

C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 9, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Jerry E. Goldress* 02 - Nicholas G. Bartol* 03 — Timothy C. Bartol* 04 — Ralph B. Godfrey* 05 — John P. Lloyd* * To serve for the next year or until their successors are elected. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 5 1 A V 0 1 3 3 1 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00PQCA

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Rockford Corporation PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints William R. Jackson and Jerry E. Goldress or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of Rockford Corporation to be held at 600 South Rockford Drive, Tempe, Arizona, 85281, on Wednesday, May 9, 2007, at 2:00 p.m., Mountain Standard Time, and any adjournments thereof, and to vote the shares of Common Stock of Rockford standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting. This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies. PLEASE PROMPTLY DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE. (Continued and to be voted on reverse side.)

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Jerry E. Goldress* 02 - Nicholas G. Bartol* 03 — Timothy C. Bartol* 04 — Ralph B. Godfrey* 05 — John P. Lloyd* * To serve for the next year or until their successors are elected. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 0 1 3 3 1 8 2 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00PQDA

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Rockford Corporation PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints William R. Jackson and Jerry E. Goldress or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of Rockford Corporation to be held at 600 South Rockford Drive, Tempe, Arizona, 85281, on Wednesday, May 9, 2007, at 2:00 p.m., Mountain Standard Time, and any adjournments thereof, and to vote the shares of Common Stock of Rockford standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting. This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies. PLEASE PROMPTLY DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE. (Continued and to be voted on reverse side.)